Exhibit 5.1

SUITE 1000 VOLUNTEER BUILDING 832 GEORGIA AVENUE CHATTANOOGA, TENNESSEE 37402-2289 (423) 756-6600 FAX (423) 785-8480

November 12, 2008

Unum Group

1 Fountain Square

Chattanooga, Tennessee 37402

Unum Group Financing Trust I

1 Fountain Square

Chattanooga, Tennessee 37402

Unum Group Financing Trust II

1 Fountain Square

Chattanooga, Tennessee 37402

Ladies and Gentlemen:

This opinion is delivered in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a registration statement on Form S-3 (the “Registration Statement”) by Unum Group, a Delaware corporation (the “Company”), Unum Group Financing Trust I, a Delaware statutory trust (“Trust I”), and Unum Group Financing Trust II, a Delaware statutory trust (“Trust II”) (Trust I and Trust II are referred to herein collectively as the “Trusts” and each is sometimes referred to herein individually as a “Trust”), relating to the offering from time to time, together or separately and in one or more series, of the following securities (the “Securities”): (i) senior debt securities of the Company (“Senior Debt Securities”); (ii) subordinated debt securities of the Company (including any junior subordinated debt securities which may be issued in connection with an issuance of Preferred Securities by a Trust) (the “Subordinated Debt Securities”); (iii) shares of preferred stock of the Company (the “Preferred Stock”); (iv) depositary shares of the Company (the “Depositary Shares”); (v) shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”); (vi) warrants of the Company (the “Warrants”); (vii) stock purchase contracts of the Company (“Stock Purchase Contracts”); (viii) units of the Company (the “Units”) consisting of one or more other Securities of the Company; (ix) preferred securities of each Trust (collectively, the “Preferred Securities”); and (x) the guarantees of the Company (the “Trust Guarantees”) relating to the Preferred Securities. This opinion is furnished to you at your request to enable you to fulfill the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Act in connection with the filing of the Registration Statement.

The Securities, when and if offered, will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

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The Senior Debt Securities are to be issued under an indenture for senior debt, to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), in the form included as Exhibit 4.3 to the Registration Statement. The Subordinated Debt Securities are to be issued under a separate indenture for subordinated debt, to be entered into between the Company and the Trustee, in the form included as Exhibit 4.4 to the Registration Statement. Each of the indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”).

The Preferred Securities of each Trust are to be issued from time to time pursuant to an amended and restated declaration of trust, to be entered into by and among the Company, the Trustee, BNY Mellon Trust of Delaware, as Delaware trustee (the “Delaware Trustee”), and administrative trustees to be named therein. Each amended and restated declaration of trust will be subject to and governed by the TIA. The Preferred Securities will only be offered in connection with the purchase by the Trusts of junior subordinated debt securities issued by the Company. The Trust Guarantees will be evidenced by one or more guarantee agreements (each, a “Guarantee Agreement”) entered into between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Guarantee Trustee”) only if either of the Trusts makes a future offering of Preferred Securities.

The Depositary Shares will be deposited under one or more deposit agreements between the Company and a bank or trust company, as depositary, and evidenced by depositary receipts. Each depositary receipt will represent a fraction of a share, or multiple shares, of the particular series of Preferred Stock issued and deposited with the depositary. The fraction of a share, or multiple shares, of Preferred Stock which each Depositary Share will represent will be set forth in the applicable prospectus supplement to the Registration Statement.

The Warrants will be issued either independently or together as Units with other Securities and will be issued pursuant to one or more warrant agreements between the Company and a bank or trust company, as warrant agent. Terms of the Warrants and each warrant agreement will be set forth in the applicable prospectus supplement to the Registration Statement.

The Stock Purchase Contracts will be issued independently or together as Units with other Securities. The terms of the Stock Purchase Contracts will be set forth in the applicable prospectus supplement to the Registration Statement.

Each series of Preferred Stock is to be issued under the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and a certificate of designation (a “Certificate of Designation”) to be approved by the Board of Directors of the Company or a committee thereof (“Board of Directors”) and filed with the Secretary of State of the State of Delaware in accordance with Section 151 of the General Corporation Law of the State of Delaware. The Common Stock is to be issued under the Certificate of Incorporation. The terms of the Preferred Stock and the Common Stock and any definitive purchase, underwriting or similar agreement will be set forth in the applicable prospectus supplement to the Registration Statement.

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As counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have also assumed that each of the Company and the Trusts has been duly organized and is validly existing under the laws of the State of Delaware. As to questions of fact material to this opinion, we have relied upon the statements as to factual matters contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto.

To the extent that the obligations of the Company under any warrant agreement, deposit agreement (and the rights of any holder of Depositary Shares under any deposit agreement) or indenture may be dependent upon such matters, we assume for purposes of this opinion that: (i) the applicable warrant agent, depositary or Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the warrant agent, depositary or Trustee is duly qualified to engage in the activities contemplated by the warrant agreement, deposit agreement or indenture, as applicable; (iii) the warrant agreement, deposit agreement or indenture has been duly authorized, executed and delivered by the warrant agent, depositary or Trustee, as applicable, and constitutes the valid and binding obligation of the warrant agent, depositary or Trustee, as applicable, enforceable against the warrant agent, depositary or Trustee, as applicable, in accordance with its terms; (iv) the warrant agent, depositary or Trustee is in compliance, with respect to acting as a warrant agent, depositary or trustee under the warrant agreement, deposit agreement or indenture, as applicable, with all applicable laws and regulations; and (v) the warrant agent, depositary or Trustee has the requisite organizational and legal power and authority to perform its obligations under the warrant agreement, deposit agreement or indenture, as applicable.

Based upon the foregoing, and subject to all of the other assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The indentures relating to the Senior Debt Securities and the Subordinated Debt Securities (collectively, the “Debt Securities”), in the respective forms filed as exhibits to the Registration Statement, have been duly authorized by the Company. The Debt Securities, when (A) the Registration Statement has become effective under the Act, (B) an appropriate prospectus supplement or term sheet with respect to the Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (C) the applicable indenture relating to the Debt Securities has been duly executed and delivered substantially in the form so filed, (D) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of the offering of the Debt Securities, in conformity with the applicable

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indenture, and related matters, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (E) the Debt Securities have been duly executed and established in accordance with the applicable indenture and duly issued and sold as contemplated in the Registration Statement, and in accordance with any applicable definitive purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganized moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2. The shares of Preferred Stock, when (A) the Registration Statement has become effective under the Act, (B) an appropriate prospectus supplement or term sheet with respect to the Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (C) the Board of Directors has taken all necessary corporate action to designate the relevant rights, preferences, privileges, limitations or restrictions of the Preferred Stock and to approve the issuance and terms of the offering of the shares of the Preferred Stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, including the adoption of a Certificate of Designation relating to such Preferred Stock and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and (D) if such Preferred Stock is in certificated form, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors, upon receipt of the consideration approved by the Board of Directors therefor (not less than the par value of the Preferred Stock), will be validly issued, fully paid and nonassessable.

3. The depository receipts evidencing the Depositary Shares, when (A) the Registration Statement has become effective under the Act, (B) an appropriate prospectus supplement or term sheet with respect to the Depositary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (C) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of the offering of Depositary Shares and related matters, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (D) the deposit agreement or agreements

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relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (E) the shares of Preferred Stock underlying such Depositary Shares have been duly and validly issued and are fully paid and nonassessable as contemplated in Paragraph 2 above and deposited with a bank or trust company (which meets the requirements for depositary set forth in the Registration Statement) under the applicable deposit agreements, and (F) the depositary receipts evidencing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate deposit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors upon payment of the consideration therefor provided for therein, will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the applicable deposit agreement.

4. The shares of Common Stock, when (A) the Registration Statement has become effective under the Act, (B) an appropriate prospectus supplement or term sheet with respect to the Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (C) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of Common Stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (D) if such Common Stock is in certificated form, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors, upon receipt of the consideration approved by the Board of Directors therefor (not less than the par value of the Common Stock), will be validly issued, fully paid and nonassessable.

5. The Warrants, when (A) the Registration Statement has become effective under the Act, (B) an appropriate prospectus supplement or term sheet with respect to the Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (C) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of the offering of Warrants, including the authorization of the underlying Securities, and related matters, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (D) the warrant agreement or agreements relating to the Warrants have been duly executed and delivered by the Company and the warrant agent appointed

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by the Company, and (E) the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors upon payment of the consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganized moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6. The Stock Purchase Contracts, when (A) the Registration Statement has become effective under the Act, (B) an appropriate prospectus supplement or term sheet with respect to the Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (C) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of the offering of Stock Purchase Contracts and related matters, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (D) the Stock Purchase Contracts have been duly executed and delivered by the Company, and (E) certificates, if any, evidencing the Stock Purchase Contracts have been duly executed, countersigned, registered and delivered in accordance with the applicable stock purchase contract agreement approved by the Board of Directors upon payment of the consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganized moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7. The Units, when (A) the Registration Statement has become effective under the Act, (B) an appropriate prospectus supplement or term sheet with respect to the Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (C) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of the offering of Units and related matters, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (D) the Units have been, if required, duly executed and delivered by the Company, and (E) certificates, if any, evidencing the Units have been duly executed, countersigned, registered and delivered in accordance with the applicable unit agreement approved by the Board of Directors upon payment of the consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganized moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

8. The Trust Guarantees, when (A) the Registration Statement has become effective under the Act, (B) an appropriate prospectus supplement or term sheet with respect to the Trust Guarantees has been prepared, delivered and filed in compliance with the Act and the

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applicable rules and regulations thereunder, (C) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of the offering of Trust Guarantees and related matters, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (D) the Guarantee Agreements relating to the Trust Guarantees have been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Guarantee Trustee, and (E) the Preferred Securities entitled to the benefit of the Guarantee Agreements have been duly authorized, issued and sold as contemplated in the Registration Statement, will constitute a valid and legally binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganized moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In rendering each of the opinions expressed above, we have further assumed that: (i) all Securities will be issued and sold in compliance with applicable law; (ii) the Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto; (iii) the Company or Trust, as applicable, will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and of any applicable warrant agreement, stock purchase contract agreement, unit agreement or deposit agreement and will take any other appropriate additional corporate action; and (iv) certificates representing the Securities will be duly executed and delivered and, to the extent required by the applicable indenture, warrant agreement, stock purchase contract agreement, unit agreement or deposit agreement, duly authenticated and countersigned.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above. As to the validity and legality of the Preferred Securities of the Trusts, you will be receiving the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to each Trust, in connection with any future offering of the Preferred Securities by either of the Trusts pursuant to the Registration Statement. We are expressing no opinion with respect to any matters addressed in such opinion.

The foregoing opinions are limited to the federal law of the United States of America, the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution. With respect to all matters of New York law, we have relied on the opinion of Sullivan & Cromwell LLP. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the prospectus

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forming a part thereof. In giving such consent, we do not thereby admit that we are experts within the meaning of Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is limited to the matters herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is effective as of the date hereof and we hereby expressly disclaim any obligation to supplement this opinion for any changes which may occur hereafter with respect to any matters of fact or law addressed herein.

This opinion is delivered to the addressees hereof solely for their use in connection with the transactions and matters relating to the Registration Statement and the Securities and may not be used or relied upon by any other person, and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

Very truly yours,

/s/ Miller & Martin PLLC

MILLER & MARTIN PLLC